UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard
Suite 2200
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 20, 2007, Horizon Offshore, Inc. (the “Company”) received service of a summons and a complaint related to a shareholder derivative suit filed in state district court in Harris County, Texas on June 13, 2007 against the board of directors of the Company relating to the proposed merger transaction with Cal Dive International, Inc. The complaint contains allegations substantially similar to those of the shareholder derivative suit previously disclosed by the Company in its Current Report on Form 8-K filed on June 15, 2007. The Company’s board of directors and management intend to review the allegations of the derivative suit and will address the matter and respond in a manner it considers to be in the best interests of the Company’s stockholders.
     It is possible that other similar lawsuits may yet be filed. To the extent similar cases are filed and we believe such cases may be consolidated, we do not intend to file further Current Reports on Form 8-K describing such additional lawsuits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ William B. Gibbens, III
William B. Gibbens, III
Secretary

Date: June 21, 2007